CSFB04-AR07 - Price/Yield - 2-A-1

Non-Conforming 5s - Passthroughs

Balance	$20,000,000.00	Delay	24	WAC(2)	5.287	WAM(2)	358
Coupon	4.9014	Dated	7/1/2004	NET(2)	4.9014	WALA(2)	2
Settle	7/30/2004	First Payment	8/25/2004

* PAYS GROUP NET WAC LESS [0.0000%] THROUGH MONTH 58, THEN NET WAC LESS [0.0000]%. EFFECTIVE NET MARGIN EQUALS APPROX. [2.124]%

RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL

(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)

100-19	4.6269	4.5837	4.5649	4.5347	4.5129	4.4784	4.4147	4.3350	4.2374	4.1325
100-19+	4.6215	4.5775	4.5584	4.5276	4.5055	4.4704	4.4057	4.3246	4.2253	4.1187
100-20	4.6160	4.5713	4.5519	4.5206	4.4982	4.4625	4.3967	4.3143	4.2133	4.1049
100-20+	4.6106	4.5651	4.5454	4.5136	4.4908	4.4545	4.3877	4.3039	4.2013	4.0912
100-21	4.6051	4.5590	4.5390	4.5066	4.4834	4.4466	4.3787	4.2935	4.1893	4.0774
100-21+	4.5997	4.5528	4.5325	4.4996	4.4760	4.4386	4.3696	4.2832	4.1773	4.0637
100-22	4.5942	4.5466	4.5260	4.4926	4.4687	4.4307	4.3606	4.2728	4.1653	4.0499
100-22+	4.5888	4.5404	4.5195	4.4856	4.4613	4.4227	4.3516	4.2625	4.1534	4.0362
100-23	4.5833	4.5343	4.5130	4.4786	4.4540	4.4148	4.3426	4.2521	4.1414	4.0224
100-23+	4.5779	4.5281	4.5065	4.4716	4.4466	4.4068	4.3336	4.2418	4.1294	4.0087
100-24	4.5724	4.5219	4.5000	4.4646	4.4392	4.3989	4.3246	4.2314	4.1174	3.9950
100-24+	4.5670	4.5157	4.4935	4.4576	4.4319	4.3910	4.3156	4.2211	4.1054	3.9812
100-25	4.5615	4.5096	4.4870	4.4507	4.4245	4.3830	4.3066	4.2108	4.0935	3.9675
100-25+	4.5561	4.5034	4.4806	4.4437	4.4172	4.3751	4.2976	4.2004	4.0815	3.9538
100-26	4.5507	4.4972	4.4741	4.4367	4.4098	4.3672	4.2886	4.1901	4.0695	3.9401
100-26+	4.5452	4.4911	4.4676	4.4297	4.4025	4.3593	4.2796	4.1798	4.0576	3.9264
100-27	4.5398	4.4849	4.4611	4.4227	4.3951	4.3513	4.2707	4.1695	4.0456	3.9127

WAL	3.18	2.79	2.64	2.44	2.31	2.14	1.87	1.64	1.43	1.26
Principal Window	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09	Aug04 - May09
Principal # Months	58	58	58	58	58	58	58	54	46	40

LIBOR_1MO	1.3670	1.3670	1.3670	1.3670	1.3670	1.3670	1.3670	1.3670	1.3670	1.3670
LIBOR_6MO	1.8400	1.8400	1.8400	1.8400	1.8400	1.8400	1.8400	1.8400	1.8400	1.8400
LIBOR_1YR	2.2500	2.2500	2.2500	2.2500	2.2500	2.2500	2.2500	2.2500	2.2500	2.2500
CMT_1YR	1.9140	1.9140	1.9140	1.9140	1.9140	1.9140	1.9140	1.9140	1.9140	1.9140

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.

July 13, 2004

SALE - SUBJECT TO 5% VARIANCE